UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2/A


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                        Trust One Payment Services, Inc.

                 (Name of Small Business Issuer in Its Charter)

               Georgia                                 7374                                58-2540737
   (State or Other Jurisdiction of         (Primary Standard Industrial                 (I.R.S. Employer
   Incorporation or Organization)           Classification Code Number)                Identification No.)

                          160 Manchester Lane, Suite G
                            Villa Rica, Georgia 30180
                                 (770) 947-6000

          (Address and Telephone Number of Principal Executive Offices)

                                 Robert C. Cason
                      President and Chief Executive Officer
                        Trust One Payment Services, Inc.
                          160 Manchester Lane, Suite g
                            Villa Rica, Georgia 30180
                                 (770) 947-6000

           (Name, Address, and Telephone Number of Agent For Service)

                                   Copies to:

                            Virginia K. Sourlis, Esq.
                                  The Galleria
                                 2 Bridge Avenue
                               Red Bank, NJ 07701
                                 (732) 530-9007
                               Fax (732) 530-9008
                               www.SourlisLaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
            Title of Each                         Proposed Maximum
         Class of Securities                         Aggregate                              Amount of
           to be Registered                      Offering Price (1)                     Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 per share(2)                  $9,000,000                             $1,593.00
---------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(2) Includes 600,000 shares of common stock to be sold by certain selling stockholders from time to time and not as part of the initial direct public offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED August 17, 2005

                             PRELIMINARY PROSPECTUS

                        2,400,000 Shares of Common Stock

                        Trust One Payment Services, Inc.

                                 $3.00 per share

                                   ----------

We are offering up to a total of 2,400,000 of common stock ("Shares") in a best efforts, no minimum, direct initial public offering, without any involvement of underwriters. We may sell the Shares through licensed broker/dealers and may pay a commission of up to 8% of the gross proceeds of the number of Shares sold by them in this Offering. The direct initial public offering price is $3.00 share. The direct initial public offering will terminate within 120 days from the date of this prospectus. At our sole discretion, we may extend the offering for an additional 120 days. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

Concurrently with this offering, the Company is registering 600,000 shares of Common Stock (the "Selling Securityholder Shares"). The Company will not receive any of the proceeds of the sale of Common Stock by the Selling Securityholders. See "Concurrent Registration of Securities."

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Our common stock will be sold by our officers and directors for no compensation.

       YOU SHOULD READ THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST IN US.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF
          RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD
                      THE LOSS OF THEIR ENTIRE INVESTMENT.

             PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE _____.

        WE WILL RECEIVE NO PROCEEDS FROM THE SALE OF OUR COMMON STOCK BY
             THE SELLING STOCKHOLDERS IDENTIFIED IN THIS PROSPECTUS.

           THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES
        REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES,
          OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is August 17, 2005.

                                   ----------
                                                     Per Share        Total
                                                     ---------     ----------
Public offering price                                  $3.00       $7,200,000
Selected dealer commissions                            $0.24         $576,000
Proceeds to Trust One Payment Services, Inc.           $2.76       $6,624,000
Proceeds to the selling stockholders                   $3.00       $1,800,000

                                   ----------

      You should rely only on the information contained in this prospectus. We and the selling stockholders have not authorized anyone to provide you with different information. We and the selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                TABLE OF CONTENTS

                                                                                              Page
Special Note About Forward-Looking Statements                                                   2
Summary                                                                                         3
The Offering                                                                                    6
Selected Financial Data                                                                         6
Risk Factors                                                                                   10
Use of Proceeds                                                                                18
Dividend Policy                                                                                19
Dilution                                                                                       20
Selling Stockholders                                                                           21
Plan of Distribution                                                                           22
Legal Proceedings                                                                              24
Directors, Executive Officers, Promoters & Control Persons                                     24
Security Ownership of Certain Beneficial Owners and Management                                 26
Description of Securities                                                                      27
Shares Eligible for Future Sale                                                                28
Interest of Named Experts                                                                      30
Disclosure of Commission Position on Indemnification for Securities Act Liability              31
Business of the Company                                                                        32
Management's Discussion and Analysis or Plan of Operation                                      38
Description of Property Disclosure of Certain Relationships & Related Party Transactions       40
Where You Can Find More Information                                                            43
Executive Compensation                                                                         44
Financial Statements                                                                          F-1
Information Not Required in Prospectus
Exhibits

* See Explanatory Note

                                EXPLANATORY NOTE

      This Registration Statement contains two prospectuses.

      The first Prospectus will be used in connection with an underwritten offering of securities by the Company (the "Company Prospectus") of 2,400,000 shares of the Registrant's Common Stock to be sold by the Registrant.

      The second prospectus is to be used in connection with the sale from time to time by certain Securityholders of the Company of 600,000 shares of the Registrant's Common Stock. Such second prospectus will consist of (i) the cover page and inside cover page immediately following the first prospectus, (ii) pages ___ through ___ of the first prospectus (other than the legend on page ___, "The Offering" subsection of the "Prospectus Summary" and the sections entitled "Use of Proceeds," "Selling Stockholders," and "Concurrent Offering") and pages F-1 through F-___ of the first prospectus, and (iii) pages A-1 through A-___ and the back cover page, which immediately follow the inside cover page of the second prospectus.

      After this Registration Statement becomes effective, both Prospectuses will be used in their entirety in connection with the offer and sale of the respective securities referenced therein.

      We intend to distribute to our shareholders annual reports containing audited financial statements.

                                   ----------

      In this prospectus, we use the terms "TOPS," "we," "us" and "our" to refer to Trust One Payment Services, Inc.

                  SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

      This prospectus contains certain forward-looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to management. The statements contained in this prospectus relating to matters that are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, the successful commercialization of our services, future demand for our services, general economic conditions, government regulation, competition and potential competitors' strategies, technological innovations in our industry, changes in our business strategy or development plans, capital deployment, business disruptions, our ability to consummate future financings and other risks and uncertainties, certain of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, estimated or expected.

      Forward-looking statements are based on management's current views and assumptions and involve unknown risks that could cause actual results, performance or events to differ materially from those expressed or implied in those statements. These risks include, but are not limited to, the risks set forth under the caption "Risk Factors."

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. You should understand that many important factors, in addition to those discussed elsewhere in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. These factors include, without limitation, our competitive environment, the business cycles and credit risks of our merchants, chargeback liability, merchant attrition, problems with our bank sponsor, our reliance on other bank card payment processors, our inability to pass increased interchange fees along to our merchants, the unauthorized disclosure of merchant data, economic conditions, system failures and government regulation. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

                                     SUMMARY

      This summary highlights selected information about our company and the common stock that we and the selling stockholders are offering. It does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and notes to those statements, which are included elsewhere in this prospectus.

                        Trust One Payment Services, Inc.

Our Business

      Trust One Payment System (also referred to as TOPS, Trust One, and The Company) is a credit and debt card processing company. The primary focus of TOPS is expanding its share of the credit and debit transaction processing for retail merchants. TOPS has been in this field for over four years and is poised to take advantage of a dynamic growth cycle within the industry.

      The focus of TOPS is to perform merchant based debit and credit card processing. The need for these services is experiencing dynamic growth as the use of debit and credit cards continues to gain acceptance as a primary payment vehicle with consumers. TOPS distinguishes itself in the market by:

1. Providing its customers a more effective fee schedule for services performed;

2. Arranging an attractive suite of services specifically designed for its target market;

3. Supplying its business partners with a wide selection of hardware and software options geared towards meeting specific business needs;

4. Hosting a full spectrum of support through the implementation and usage of its services.

      Its primary geographic focus is the Southeastern region of the country; but it plans to expand to national coverage once support dynamics permit.

Our Market Opportunity

      The current client focus is independent retailers and regional franchises. The Company desires a larger, national account client list. It is currently developing the support base to effectively address the needs of these accounts. Its business forecasting indicates a readiness to capitalize on national accounts will be achieved by the second quarter of 2005. TOPS growth rate has been 10% to 20% in the past four years, and; it expects this trend will continue and even accelerate through the next three years.

      Trust One has been operating with a grass root marketing approach. It plans to grow by procurement of smaller independent sales organizations (ISO). This is one of the primary objectives for the monies raised through this offering. TOPS can increase the size of the company by as much as three fold in it first fiscal year with this evolution in strategy.

      The Company has already begun working towards this transition. It is currently negotiating with several merger candidates. It has not, however, abandoned its core marketing capabilities. TOPS will add two to three sales representatives in 2005 to expand its regional presence. This will help to ensure a growth rate of 10% to 20% without the benefits of the merger activity.

      Trust One distinguishes itself in the market through better pricing and services. The result is TOPS has experienced great success in its target markets. The Company will further differentiate its services by expanding into gift card, check verification, and offering more choices for its customers to help their cash flow dynamics. TOPS may offer next day settlement upon condition of merchants; a feature not offered by other similar sized ISOs. The attractiveness of this feature provides TOPS a singular advantage in its core marketplace.

Our Competitive Strengths

      Our principal competitive strengths are:

      Recurring and predictable revenues. Our payment processing services generate recurring revenue, which grows as the number of transactions or dollar volume processed for a merchant increases or as the number of merchants we service increases.

      Strong position and substantial experience in our target markets. We believe that our understanding of the payment processing needs of small- and medium-sized merchants and the risks inherent in doing business with them, combined with our efficient direct sales force, provides us with a competitive advantage over larger service providers that are not as familiar with these market sectors.

      Industry expertise. We have focused our sales efforts on industries in which we believe our direct sales model is most effective and the risks associated with payment processing are relatively low. We focus on industries whose merchants have certain key attributes, including owners who are typically on location, interact with customers in person, value a local sales and servicing presence, and often consult with trade associations and other civic groups to make purchasing decisions.

      Merchant focused culture. We have built a culture and established practices that we believe improve the quality of services and products we provide to our merchants. In addition, we have a policy of fully disclosing our pricing policies to our merchants, which we believe differentiates us from our competitors.

      Proven management team. We have a strong senior management team, each with at least 12 years of financial services and payment processing experience. Our management team has developed extensive contacts in the industry, which has enabled us to attract additional salespeople to our direct sales force and add additional merchants, thereby contributing to our growth.

      TOPS will be recruiting additional management team members with monies raised in the IPO. Several candidates have already been approached due to their unique skills and their essential value to the organization.

Our Strategy

      Our growth strategy is to increase our market share of bank card payment processing services to small- and medium-sized merchants in the United States. Key elements of our strategy include:

      Further penetrate existing target markets and enter into new markets. We believe that we have an opportunity to grow our business by further penetrating the small- and medium-size merchant market through our direct sales force and through the procurement of smaller independent sales organizations (ISO's). We intend to further expand our sales efforts in new target markets with low risk characteristics, including markets that have not traditionally accepted electronic payment methods.

      Expand our product and service offerings. We intend to offer products that address the needs of our existing and new merchants, which we believe will enable us to leverage our infrastructure and create opportunities to cross-sell our products and services among our various merchant bases, as well as enhance customer retention and increase revenue.

      Leverage our technology. All transactions are currently being routed to host hubs such as Global, PaymentTech, and Vital. These companies provide portals to route payments and fees to the different institutions that issue the cards. They charge substantial fees for the use of the portals. ISOs, as independents, pay the highest rates to use their services due to the inability to capitalize on volume-based discounts.

      TOPS would leverage the increasing efficiencies created by the volume of multiple ISOs. This conglomeration of ISOs would eventually gain the pricing power of multi-million dollar companies. The movement of all transactions through a singular system would provide a better pricing structure for all companies that become part of the TOPS group.

      Enhance merchant retention. By providing our merchants with a consistently high level of service and support, we strive to build merchant retention and limit merchant attrition. We believe that the development of a more flexible back-end processing capability will allow us to tailor our services to the needs of our merchants and Relationship Managers, which we believe will enable us to further enhance merchant retention.

      Ultimately become the target of acquisitions. TOPS plans to grow company revenues in excess of $100 million to be: 1) attractive to bigger retail companies as a service provider; 2) eventually be the target of an acquisition. This should be attainable in the next five to seven years. The current market condition makes TOPS attractive for a buy out at this level. At $100 million in revenue the company can drop about $400,000 to $6 million to the bottom line to share holders to keep the stock liquid.

                                   Our History

      Trust One Payment Services, Inc., a Georgia Corporation, was formed on April 20, 2000, under the name Cassidy Inc. In an amendment to Cassidy Inc.'s Articles of Incorporation, the name of the company was changed on May 12, 2005.

                              Corporate Information

      Our principal executive offices are located at 160 Manchester Lane Suite G, Villa Rica, Georgia 30180, and our telephone number is (770) 947-6000. Our website address is www.trustoneps.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

                                  THE OFFERING

----------------------------------------------------------------------------------------------------------------------
Common stock offered by us                     2,400,000 Shares

Common stock offered by selling
stockholders                                   600,000 Shares

Common stock outstanding after this
offering                                      15,925,000 Shares

Use of proceeds                               The money raised will facilitate the reduction of debt, support technology platform improvements, and fund ISO merger activities to bolster merchant base. Any remainder will be used for general corporate purposes, including to fund working capital and potential acquisitions. We will not receive any proceeds from the sale of shares by the selling stockholders. See "Use of Proceeds."

Proposed Over-the-Counter Bulletin Board
(OTC-BB) symbol                               "TOPS"

Risk factors                                  See "Risk Factors" for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
----------------------------------------------------------------------------------------------------------------------

            SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

      The following selected financial data have been derived from the Company's financial statements. The audited balance sheets as of December 31, 2003 and 2004 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2004 and the notes thereto appear elsewhere in this Prospectus. The following data should be read in conjunction with such financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  CASSIDY, INC.
                               (AN S CORPORATION)
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003


                                                     2004             2003
-----------------------------------------------------------------------------
                                     Assets
Current assets
   Cash and cash equivalents                       $  2,283         $  3,783
   Accounts receivable                               28,805           30,297
-----------------------------------------------------------------------------
     Total current assets                            31,088           34,080
-----------------------------------------------------------------------------
Property and equipment
   Machinery and equipment                          105,369           64,829
   Furniture and fixtures                            11,064            6,458
                                                    116,433           71,287
Less: accumulated depreciation                       52,973           28,403
-----------------------------------------------------------------------------
   Net property and equipment                        63,460           42,884
-----------------------------------------------------------------------------
Other assets
   Security deposits                                  1,000            1,000
-----------------------------------------------------------------------------
Total other assets                                    1,000            1,000
     Total assets                                  $ 95,548         $ 77,964
-----------------------------------------------------------------------------

See auditors' report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

                                  CASSIDY, INC.
                               (AN S CORPORATION)
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                                                                        2004               2003
------------------------------------------------------------------------------------------------------------------
                      Liabilities and Stockholder's Deficit
Current liabilities
   Accounts and accrued expenses payable                                              $  10,365          $   1,758
   Payroll taxes payable                                                                 45,578             30,416
   Note payable                                                                          87,112            114,336
------------------------------------------------------------------------------------------------------------------
     Total current liabilities                                                          143,055            146,510
------------------------------------------------------------------------------------------------------------------
     Total liabilities                                                                  143,055            146,510
------------------------------------------------------------------------------------------------------------------
Stockholder's deficit
   Common stock (500 shares $1 par value authorized,
      0 shares issued and outstanding respectively)                                          --                 --
   Additional paid-in capital                                                               500                500
   Accumulated deficit                                                                  (48,007)           (69,046)
------------------------------------------------------------------------------------------------------------------
     Total stockholder's deficit                                                        (47,507)           (68,546)
------------------------------------------------------------------------------------------------------------------
     Total liabilities and stockholder's deficit                                      $  95,548          $  77,964
------------------------------------------------------------------------------------------------------------------

See auditors' report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

                                  CASSIDY, INC.
                               (AN S CORPORATION)
                            STATEMENTS OF OPERATIONS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2004 AND 2003

                                               2004               2003
-------------------------------------------------------------------------
Gross billings                             $3,362,028         $3,072,797
Direct costs                                3,026,357          2,778,797
-------------------------------------------------------------------------
Net revenue                                   335,671            294,000
-------------------------------------------------------------------------
Operating expenses
   Salaries and other compensation            104,600             66,000
   Payroll taxes                                8,644              5,335
   Depreciation                                24,571             14,306
   Rent                                        12,000              3,000
   Dues and subscriptions                      10,324                136
   Employee benefits                            9,000              9,800
   Telephone                                    8,804              6,582
   Office expenses                              7,156              4,543
   Repairs and maintenance                      7,071              4,769
   Travel and entertainment                     6,961              5,713
   Advertising                                  3,412                699
   Internet expenses                            2,590                280
   Insurance                                    2,507              1,642
   Postage and delivery                         2,394              1,936
   Bank charges                                 2,111                381
   Gifts                                        1,985              1,240
   Miscellaneous                                1,717                693
   Legal and professional fees                    825              1,098
-------------------------------------------------------------------------
Total operating expenses                      216,672            128,153
-------------------------------------------------------------------------
Income from operations                        118,999            165,847
-------------------------------------------------------------------------
Other expense
   Interest expense                             6,464              3,630
-------------------------------------------------------------------------
Total other expense                             6,464              3,630
-------------------------------------------------------------------------
Net income                                 $  112,535         $  162,217
-------------------------------------------------------------------------

See auditors' report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the following risks and other information contained in this prospectus before you decide whether to buy our common stock. If any of the events contemplated by the following discussion of risks should occur, our business, results of operations and financial condition could suffer significantly. As a result, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Risks Relating to Our Business

We cannot assure you that we will be profitable because we have operated our business only for a short period of time and have only limited operating history upon which to evaluate our business.

      Trust One Payment Services Inc. was incorporated in April of 2000. Accordingly, we have only a limited operating history on which to base an evaluation of our business and prospects. The revenue and income potential of our business and the market for online payments through alternative mechanisms have not been proven. We will encounter risks and difficulties commonly faced by early-stage companies in new and rapidly evolving markets.

      We have been profitable since inception. We intend to continue to make significant investments in our systems, infrastructure and customer service operations. As a result, we may suffer a net loss from operations in the next fiscal year and may not be able to sustain profitability in the future. Our ability to achieve and maintain profitability will depend on, among other things, market acceptance of our services.

The payment processing industry is numerous and highly competitive and we compete with firms that are larger and that have greater financial resources. Such competition could increase, which would adversely influence our prices to merchants, and as a result, our operating margins.

      The market for payment processing services is highly competitive. Other providers of payment processing services have established a sizable market share in the small- and medium-size merchant processing sector. According to The Nilson Report, in 2003 the eight largest bank card acquirers accounted for approximately $1.2 trillion of purchase volume (which we refer to as processing volume) on bank cards. This competition may influence the prices we are able to charge. If the competition causes us to reduce the prices we charge, we will have to aggressively control our costs in order to maintain acceptable profit margins. In addition, some of our competitors are well-established payment processing companies. Some of these competitors have substantially greater financial, technology, management and marketing resources than we have. This may allow our competitors to offer more attractive fees to our current and prospective merchants, requiring us to keep a tighter control on costs in order to maintain current operating margins.

We face significant risks of loss due to fraud and disputes between merchants and card-holders.

      We face significant risks of loss due to fraud and disputes between merchants and card-holders, including:

      o unauthorized use of credit card and bank account information and identity theft;

      o merchant fraud and other disputes over the quality of goods and services;

      o     breaches of system security;

      o     employee fraud; and

      o     use of our system for illegal or improper purposes.

Demand for our services is sensitive to the level of consumer transactions effected by our customers, and accordingly, our revenues could be affected negatively by a general economic slowdown or any other event causing a material slowing of consumer spending.

      A significant portion of our revenue is derived from transaction processing fees. Any changes in economic factors that adversely affect consumer spending and related consumer debt, or a reduction in credit and debit card use, would reduce the volume of transactions that we process, and have an adverse effect on our business, financial condition, and results of operations.

To remain competitive and grow our revenues, we must continually update our products and services, a process which could result in increased costs and the loss of revenues and customers if the new products and services do not perform as intended or are not accepted in the marketplace.

      The credit and debit card transaction processing and check services markets in which we compete include a wide range of products and services, including electronic transaction processing, check authorization, and other customer support services. The market is characterized by technological change, new product introductions, evolving industry standards, and changing customer needs. In order to remain competitive, we are continually involved in the development of new products and services. These initiatives carry the risks associated with any new product development efforts, including cost overruns, delays in delivery, and performance problems. Our market is constantly experiencing technological changes. A delay in the delivery of new products or services could render them less desirable to our customers, or possibly even obsolete. In addition, the products and services we deliver to the electronic payments market are designed to process transactions and deliver reports and other information on those transactions at very high volumes and processing speeds. Any performance issue that arises with a new product or service could result in significant processing or reporting errors. As a result of these factors, our research and development efforts could result in increased costs that could reduce our revenues and operating profit if promised new products are not timely delivered to our customers, or a loss of revenue, or possible claims for damages if new products and services do not perform as anticipated.

We are subject to the business cycles and credit risk of our merchants, which could negatively impact our financial results.

      A recessionary economic environment could have a negative impact on our customers, which could, in turn, negatively impact our financial results, particularly if the recessionary environment disproportionately affects some of the market segments that represent a larger portion of our processing volume. If our merchants make fewer sales of their products and services, we will have fewer transactions to process, resulting in lower revenue. In addition, we have a certain amount of fixed costs, which could limit our ability to quickly adjust costs and respond to changes in our business and the economy.

      In a recessionary environment our merchants could also experience a higher rate of business closures, which could adversely affect our business and financial condition. In the event of a closure of a merchant, we are unlikely to receive our fees for any transactions processed by that merchant in its final month of operation.

We have faced, and will in the future face, chargeback liability when our merchants refuse or cannot reimburse chargebacks resolved in favor of their customers, and reject losses when our merchants go out of business. We cannot assure you that we will accurately anticipate these liabilities, which may adversely affect our results of operations and financial condition.

      In the event a billing dispute between a cardholder and a merchant is not resolved in favor of the merchant, the transaction is normally "charged back" to the merchant and the purchase price is credited or otherwise refunded to the cardholder. If we or our clearing banks are unable to collect such amounts from the merchant's account, or if the merchant refuses or is unable, due to closure, bankruptcy or other reasons, to reimburse us for the chargeback, we bear the loss for the amount of the refund paid to the cardholder. The risk of chargebacks is typically greater with those merchants that promise future delivery of goods and services rather than delivering goods or rendering services at the time of payment. There can be no assurance that we will not experience significant losses from chargebacks in the future. Any increase in chargebacks not paid by our merchants may adversely effect our financial condition and results of operations. If a merchant has gone out of business during the billing period, we may be unable to collect such fees.

We have faced, and will in the future face, merchant fraud, which could have an adverse effect on our operating results and financial condition.

      We have potential liability for fraudulent bank card transactions initiated by merchants. Merchant fraud occurs when a merchant knowingly uses a stolen or counterfeit bank card or card number to record a false sales transaction, processes an invalid bank card or intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction. We have established systems and procedures to detect and reduce the impact of merchant fraud but we cannot assure you that these measures are or will be effective. It is possible that incidents of fraud could increase in the future. Failure to effectively manage risk and prevent fraud would increase our chargeback liability. Increases in chargebacks could have an adverse effect on our operating results and financial condition.

Increased merchant attrition that we cannot anticipate or offset with increased processing volume or new accounts would cause our revenues to decline.

      We experience attrition in merchant processing volume in the ordinary course of business resulting from several factors, including business closures, transfers of merchants' accounts to our competitors and account closures that we initiate due to heightened credit risks relating to, and contract breaches by, merchants. Substantially all of our processing contracts may be terminated by either party on relatively short notice. Increased attrition in merchant processing volume may have an adverse effect on our financial condition and results of operations. We cannot predict the level of attrition in the future. If we are unable to establish accounts with new merchants or otherwise increase our processing volume in order to counter the effect of this attrition, our revenues will decline.

Our systems and our third-party providers' systems may fail due to factors beyond our control, which could interrupt our service, cause us to lose business and increase our costs.

      We depend on the efficient and uninterrupted operation of our computer network systems, software, data center and telecommunications networks, as well as the systems of third parties. Our systems and operations or those of our third-party providers could be exposed to damage or interruption from, among other things, fire, natural disaster, power loss, telecommunications failure, unauthorized entry and computer viruses. Our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur. Defects in our systems or those of third parties, errors or delays in the processing of payment transactions, telecommunications failures or other difficulties could result in:

      o     loss of revenues;

      o     loss of merchants;

      o     loss of merchant and cardholder data;

      o     harm to our business or reputation;

      o     exposure to fraud losses or other liabilities;

      o     negative publicity;

      o     additional operating and development costs; and/or

      o     diversion of technical and other resources.

We rely on other payment processors and service providers; if they no longer agree to provide their services, our merchant relationships could be adversely affected and we could lose business.

      We rely on agreements with several other payment processing organizations to enable us to provide bank card authorization, data capture, settlement and merchant accounting services and access to various reporting tools for the merchants we serve. We also rely on third parties to whom we outsource specific services, such as reorganizing and accumulating daily transaction data on a merchant-by-merchant and card issuer-by-card issuer basis and forwarding the accumulated data to the relevant bank card associations. Some of these organizations and service providers are our competitors and, we do not have any long-term contracts with them. Typically, our contracts with these third parties are subject to cancellation upon limited notice by either party.

      The termination by our service providers of their arrangements with us or their failure to perform their services efficiently and effectively may adversely affect our relationships with our merchants and, if we cannot find alternate providers quickly, may cause those merchants to terminate their processing agreements with us.

If we lose key personnel or are unable to attract additional qualified personnel as we grow, our business could be adversely affected.

      We are dependent upon the ability and experience of a number of our key personnel who have substantial experience with our operations, the rapidly changing payment processing industry and the selected markets in which we offer our services. It is possible that the loss of the services of one or a combination of our senior executives or key managers would have an adverse effect on our operations. Our success also depends on our ability to continue to attract, manage and retain other qualified middle management and technical and clerical personnel as we grow. We cannot assure you that we will continue to attract or retain such personnel.

Any acquisitions that we make could disrupt our business and harm our financial condition.

      We expect to evaluate potential strategic acquisitions of complementary businesses, products or technologies. We may not be able to successfully finance or integrate any businesses, products or technologies that we acquire. Furthermore, the integration of any acquisition may divert management's time and resources from our core business and disrupt our operations. To date, we have not acquired any significant companies or products. We may spend time and money on projects that do not increase our revenue. To the extent we pay the purchase price of any acquisition in cash, it would reduce our cash reserves, including the proceeds from this offering available to us for other uses, and to the extent the purchase price is paid with our stock, it could be dilutive to our stockholders. While we from time to time evaluate potential acquisitions of businesses, products and technologies, and anticipate continuing to make these evaluations, we have no present understandings, commitments or agreements with respect to any acquisitions.

Unauthorized disclosure of merchant and cardholder data, whether through breach of our computer systems or otherwise, could expose us to liability and protracted and costly litigation.

      We collect and store sensitive data about merchants, including names, addresses, social security numbers, driver's license numbers and checking account numbers. If our network security is compromised or sensitive merchant or cardholder data is misappropriated, we could be subject to liability or business interruption.

      We cannot guarantee that our computer systems will not be penetrated by hackers. If a breach of our system occurs, we may be subject to liability, including claims for unauthorized purchases with misappropriated bank card information, impersonation or other similar fraud claims. We could also be subject to liability for claims relating to misuse of personal information, such as unauthorized marketing purposes. These claims also could result in protracted and costly litigation. In addition, we could be subject to penalties or sanctions from the Visa and MasterCard associations.

      Although we generally require that our agreements with our service providers who have access to merchant and customer data include confidentiality obligations that restrict these parties from using or disclosing any customer or merchant data except as necessary to perform their services under the applicable agreements, we cannot assure you that these contractual measures will prevent the unauthorized use or disclosure of data. In addition, our agreements with financial institutions require us to take certain protective measures to ensure the confidentiality of merchant and consumer data. Any failure to adequately enforce these protective measures could result in protracted and costly litigation.

Governmental regulations designed to protect or limit access to consumer information could adversely affect our ability to effectively provide our services to merchants.

      Governmental bodies in the United States and abroad have adopted, or are considering the adoption of, laws and regulations restricting the transfer of, and safeguarding, non-public personal information. For example, in the United States, all financial institutions must undertake certain steps to ensure the privacy and security of consumer financial information. While our operations are subject to certain provisions of these privacy laws, we have limited our use of consumer information solely to providing services to other businesses and financial institutions. We limit sharing of non-public personal information to that necessary to effect the services necessary to complete the transactions on behalf of the consumer and the merchant and to that permitted by federal and state laws. In connection with providing services to the merchants and financial institutions that use our services, we are required by regulations and contracts with our merchants to provide assurances regarding the confidentiality and security of non-public consumer information. These contracts require periodic audits by independent companies regarding our compliance with industry standards and best practices established by regulatory guidelines. The compliance standards relate to our infrastructure, components, and operational procedures designed to safeguard the confidentiality and security of non-public consumer personal information shared by our clients with us. Our ability to maintain compliance with these standards and satisfy these audits will affect our ability to attract and maintain business in the future. The cost of such systems and procedures may increase in the future and could adversely affect our ability to compete effectively with other similarly situated service providers.

We face uncertainty about additional financing for our future capital needs, which may prevent us from growing our business.

      We may need to raise additional funds to finance our future capital needs and operating expenses. We may need additional financing earlier than we anticipate if we:

      o     expand faster than our internally generated cash flow can support;

      o purchase portfolio equity from a large number of departing Relationship Managers or sales managers;

      o     add new merchant accounts faster than expected;

      o     need to respond to competitive pressures; or

      o     acquire complementary products, businesses or technologies.

      If we raise additional funds through the sale of equity or debt securities, these transactions may dilute the value of our outstanding common stock. We may also decide to issue securities, including debt securities, that have rights, preferences and privileges senior to our common stock. We cannot assure you that we will be able to raise additional funds on terms favorable to us or at all. If financing is not available or is not available on acceptable terms, we may be unable to fund our future needs. This may prevent us from increasing our market share, capitalizing on new business opportunities or remaining competitive in our industry.

We may not be able to achieve or sustain profitability in the future.

      We cannot assure you that we will operate profitably in the future. In addition, we may experience significant quarter-to-quarter variations in operating results. We are pursuing a growth strategy focused on procuring independent sales organizations, penetrating existing target markets and entering into new markets and expanding our product and service offerings. We may also pursue other strategic acquisitions. Our growth strategy may involve, among other things, increased marketing expenses, significant cash expenditures, debt incurrence and other expenses that could negatively impact our profitability on a quarterly and annual basis.

Part of our proceeds will go to repay a note; we may not be able to repay our debt.

      We intend to repay the Note with the use of proceeds from this Offering. We have a $125,000 note payable with the National Bank of Commerce (now known as Sun Trust Bank). The note matures on July 2008 and calls for monthly payments of $2,435 which includes interest at 6.25%. The note is secured by all of the Company's merchant accounts. At December 31, 2004 and 2003, $87,112 and $114,336, respectively, was outstanding. Interest expense incurred was $6,464 and $3,630 respectively for the years ended December 31, 2004 and 2003.

Future minimum payments of principal are as follows:

December 31, 2005                        $    22,611
             2006                             25,613
             2007                             27,260
             2008                             11,628

      There can be no assurance that we will raise the money in this Offering and that we will be able to repay the Note. Our inability to repay the Note could have a material adverse effect on our financial condition and results of our operations.

Risks Relating to This Offering

We have not been Subject to the Periodic Filing and Reporting Requirements of the Securities Exchange Act of 1934.

      As of the date of this prospectus, we have not been subject to the periodic filing and reporting requirements of the Securities Exchange Act of 1934, as amended. We expect to become a publicly reporting company approximately upon the effectiveness of the registration of the shares as contemplated herein. However, investors will only have access to a limited amount of information about us when making a decision to purchase our common stock until such time as we become subject to periodic reporting requirements.

Our executive officers, directors and principal stockholders have substantial control over our business, and their interests may not align with the interests of our other stockholders.

      Following this offering, our President and Chief Executive Officer, Robert
C. Cason, will beneficially own approximately 59.66 % of our outstanding common stock. Mr. Cason and our other executive officers and directors will collectively own approximately 77.87 % of our outstanding common stock after this offering. Accordingly, these stockholders, acting individually or together, will be able to exert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders may dictate the day-to-day management of our business. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination or a sale of all or substantially all of our assets.

The offering price of $3.00 share has been arbitrarily set by our Board of Directors and accordingly does not indicate the actual value of our business.

      The offering price of $3.00 share is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment-banking firm has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

Because this is a best efforts, self-underwritten no minimum offering, we may have less funds available than the $7,200,000 maximum offering amount, which may limit our ability to implement our business plan.

      No commitment exists by any broker-dealers and/or agents to purchase all or any part of the Shares being offered hereby. We will sell the shares on a "best efforts, no minimum" basis. The funds available to us from the proceeds of the offering will be reduced to the extent that less than all the shares offered hereby are sold. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account. Sale of less than the maximum number of shares may curtail implementation of our business plan.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all members of which are not independent, to perform these functions.

      We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could depress our stock price.

      Sales of substantial amounts of our common stock in the public market, or the perception in the public markets that these sales may occur, could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities.

Provisions in our charter documents and Georgia law could discourage a takeover you may consider favorable or could cause current management to become entrenched and difficult to replace.

      Provisions in our amended and restated certificate of incorporation, in our bylaws and under Georgia law could make it more difficult for other companies to acquire us, even if doing so would benefit our stockholders. Our amended and restated certificate of incorporation and bylaws contain the following provisions, among others, which may inhibit an acquisition of our company by a third party:

      o advance notification procedures for matters to be brought before stockholder meetings;

      o     a limitation on who may call stockholder meetings;

      o     a prohibition on stockholder action by written consent; and

      o the ability of our board of directors to issue up to 30,000,000 million shares of preferred stock without a stockholder vote.

There is currently no public market for our common stock, as it is presently not traded on any market or securities exchange, and we expect that the price of our common stock will fluctuate substantially.

      Before this initial public offering, there has been no public market for our common stock. Sales of substantial amounts of shares of the Company's Common Stock, pursuant to Rule 144 or otherwise, could adversely affect the market price of the Common Stock, and consequently make it more difficult for the Company to sell equity securities in the future at a time and price which the Company deems appropriate. See "Shares Eligible for Future Sale," and "Concurrent Registration of Securities." An active public trading market may not develop after completion of this offering or, if developed, may not be sustained. The initial public offering price for our shares will be determined by us and may not be indicative of the market price of our common stock after this offering. The market price for our common stock after this offering will be affected by a number of factors, including:

      o quarterly variations in our or our competitors' results of operations;

      o changes in earnings estimates, investors' perceptions, recommendations by securities analysts or our failure to achieve analysts' earning estimates;

      o the announcement of new products or service enhancements by us or our competitors;

      o     announcements related to litigation;

      o     developments in our industry; and

      o general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors.

You will suffer immediate and substantial dilution.

      The initial public offering price per share is substantially higher than the net tangible book value per share immediately after the offering. As a result, you will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. At a direct initial public offering price of $3.00, you will incur immediate and substantial dilution of $2.00 in the net tangible book value per share of the common stock from the price you paid.

We plan to quote our stock on the Over-the-Counter Bulletin Board (OTCBB).

      We plan to quote our common stock on the OTCBB, anticipated under the symbol "TOPS." Our anticipated listing on the OTCBB will limit our ability to raise money in an equity financing because most institutional investors do not consider OTCBB stocks for their portfolios. Your ability to trade in our stock will be limited due to the fact that only a limited number of market makers quote stock on the OTCBB. Trading volume in OTCBB stocks is historically lower, and stock prices of OTCBB stocks are more volatile than stocks traded on an exchange or the Nasdaq Stock Market. There is no guarantee that we will ever trade our securities on the OTCBB or that we will ever qualify for trading on an exchange or the Nasdaq Stock Market.

Our stock will be subject to the "Penny Stock" rules, which may make it difficult for you to sell your shares. Our common stock is a "penny stock" as that term is defined in Rule 3a51-1 of the Securities and Exchange

Commission because it is selling at a price below five dollars per share. In the future, if we are unable to list our common stock on NASDAQ or a national securities exchange or the per share sale price is not at least $5.00, our common stock may continue to be deemed to be a "penny stock". Penny stocks are stocks:

      i.    with a price of less than five dollars per share;

      ii.   that are not traded on a recognized national exchange;

            o whose prices are not quoted on the NASDAQ automated quotation system; or

      iii.  of issuers with net tangible assets equal to or less than

            o -$2,000,000 if the issuer has been in continuous operation for at least three years; or

            o -$5,000,000 if in continuous operation for less than three years, or

            o of issuers with average revenues of less than $6,000,000 for the last three years.

      Section 15(g) of the Exchange Act, and Rule 15g-2 of the Securities and Exchange Commission, require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer:

      i. to obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;

      ii. to determine reasonably, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

      iii. to provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and

      iv. to receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

      Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

      We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors.

                                 USE OF PROCEEDS

      We will receive estimated net proceeds from this offering of approximately $6,624,000, after deducting estimated commissions and offering expenses payable by us and the direct initial public offering price of $3.00 per share. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

      We are undertaking this offering in order to access the public capital markets and to increase our liquidity. We intend to use our net proceeds from this offering to facilitate the reduction of debt, the repayment of the National Bank of Commerce Note (more fully described below), support technology platform improvements, and fund ISO merger activities to bolster merchant base. The debt encountered was associated with start-up costs at the company's inception. The targeted reduction in this liability will have an immediate impact on our profitability by eliminating high interest loans. The technology improvements will assist us in preparing for higher transaction volumes. Finally, the bulk of the capital will be used to fund two or three ISO mergers. This should substantially increase the merchant base and allow us to begin capitalize on volume discounts. The increased revenues combined with reduced cost of doing business should combine to pay for the mergers within 30 months.

      We have a $125,000 note payable with the National Bank of Commerce (now known as Sun Trust Bank). The note matures on July 2008 and calls for monthly payments of $2,435 which includes interest at 6.25%. The note is secured by all of the Company's merchant accounts. At December 31, 2004 and 2003, $87,112 and $114,336, respectively, was outstanding. Interest expense incurred was $6,464 and $3,630 respectively for the years ended December 31, 2004 and 2003.

Future minimum payments of principal are as follows:

December 31, 2005                            $   22,611
             2006                                25,613
             2007                                27,260
             2008                                11,628

      In short, the money raised will facilitate the reduction of debt, support technology platform improvements, and fund ISO merger activities to bolster merchant base. Any remainder will be used for general corporate purposes, including to fund working capital and potential acquisitions. We will not receive any proceeds from the sale of shares by the selling stockholders.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings to fund the development and growth of our business.

                                    DILUTION

      The following table sets forth a comparison of the number of shares of Common Stock acquired from the Company by the Company's stockholders as of May, 2005 on a pro forma basis and by investors in this offering, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid, and the average price per share:

                                            SHARES PURCHASED                          TOTAL CONSIDERATION                 AVERAGE
                                                                                                                         PRICE PER
                                    NUMBER                     PERCENT            AMOUNT                  PERCENT          SHARE
Existing stockholders.......      13,525,000                     85%            $13,525,000               65.26%         $   1.00
New investors ..............       2,400,000                     15%              7,200,000               34.74%         $   3.00
------------------------------------------------------------------------------------------------------------------------------------
Total.......................      15,925,000                    100%            $20,725,000                 100%

As of May, 2005, there were 13,525,000 shares of common stock outstanding.

                              SELLING STOCKHOLDERS

      The following table presents certain information regarding the beneficial ownership of our common stock outstanding as of March 31, 2005 to be sold in this offering by the selling stockholders. Please see "Related Party Transactions" for a description of the material transactions between us and the selling stockholders.

                                   Shares Beneficially                                       Shares Beneficially Owned
                                       Owned Prior                                           After the Offering if All
                                     to this Offering                                             Shares are Sold
                                   -------------------                                       -------------------------

                                                                  Shares Being Sold
Name of Beneficial Owner       Number               Percentage     in the Offering            Number              Percentage
------------------------       ------               ----------     ---------------            ------              ----------
Robert C. Cason              10,000,000               73.94%            500,000             9,500,000               59.66%
Chan Ho Bobby Yun             3,000,000               22.18%            100,000             2,900,000               18.21%

      The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions at market prices prevailing at the time of sale, at prices related to those market prices or at negotiated prices. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders identified in this prospectus. The selling stockholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers. The broker-dealers may act as agents or principals. The broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares. The compensation of any particular broker-dealer may be in excess of customary commissions. Because the selling stockholders and broker-dealers that participate with the selling stockholders in the distribution of shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

      The shares will be sold through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to commencement of such distribution. In addition, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act and the associated rules and regulations under the Securities Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

      We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                              PLAN OF DISTRIBUTION

Direct Initial Public Offering

         We are offering up to a total of 2,400,000 of common stock in a best efforts, no minimum, direct initial public offering, without any involvement of underwriters or broker-dealers. We may sell the Shares through licensed broker/dealers and may pay a commission of up to 8% of the gross proceeds of the number of Shares sold by them in this Offering. The offering price is $3.00 per share. The offering will terminate within 120 days from the date of this prospectus. At our sole discretion, we may extend the offering for an additional 120 days. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account. There are no finders involved in our distribution.

         We will sell the shares in this offering through our officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

      1. The person is not statutorily disqualified, as that term is defined in
Section 3(a)(39) of the Act, at the time of his participation;

      2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

      3. The person is not at the time of their participation, an associated person of a broker/dealer; and

      4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

      Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

      Each person desiring to subscribe to the shares must complete, execute, acknowledge, and deliver to us a subscription agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the Common Stock and his ability to evaluate and bear the risk of an investment in Trust One. By executing the subscription agreement, the subscriber is agreeing that if the subscription agreement is accepted by us, such subscriber will become a shareholder in Trust One. Upon review and before acceptance of an investor, we will assess and adhere to the respective State Securities laws that may apply to such investor's state of residence.

      Promptly upon receipt of subscription documents by us, we will make a determination as to whether a prospective investor will be accepted as a shareholder in Trust One. We may reject a subscriber's subscription agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, or such other reasons that we determine to be in the best interest of the investor and Trust One. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the U.S. mail, certified returned-receipt requested.

Section 15(g) of the Exchange Act

      Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

      Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

      Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

      Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

      Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

      Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

      Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

      Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

      The application of the penny stock rules may affect your ability to resell your shares.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

      1.    Execute and deliver a subscription agreement

      2. Deliver a check or certified funds to us for acceptance or rejection.

      All checks for subscriptions must be made payable to "TRUST ONE PAYMENT SERVICES, INC."

Right to Reject Subscriptions

      We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Concurrent Registration of Securities

      Concurrently with this offering, 600,000 shares of Common Stock (the "Selling Securityholders' Shares have been registered by the Company under the Securities Act on behalf of certain of its Securityholders (the "Selling Securityholders"), pursuant to a Selling Securityholders' Prospectus included within the Registration Statement of which this Prospectus forms a part. The Selling Securityholders' Shares are not part of the direct initial public offering. The Company will not receive any of the proceeds from the sale of the Selling Securityholders' Shares.

                                LEGAL PROCEEDINGS

      There are no pending or threatened lawsuits against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation, death, or removal. Our directors and executive officers are as follows:


Name                         Age             Position
---------------------      -------  --------------------------------------------
Robert C. Cason               41    President, CEO & Director
Chan Ho ("Bobby") Yun         34    Executive Vice President & Director
Kenny Bernard                 41    Director and General Counsel
Ray Fountain                  50    Secretary, Treasurer and Marketing Director

Robert C. Cason

A graduate of the University of Georgia, Mr. Cason, has 14 years of experience in the banking and card transaction business. In 1999, Robert C. Cason started an Independent Sales Organization with National Bank of Commerce. In 2000 he incorporated and became Trust One Payment Services. Mr. Cason's goal is to offer innovative card processing solutions to merchants nationwide while maintaining competitive discount rates.

Chan Ho ("Bobby") Yun

Mr. Yun has 12 years experience in the finance industry. He has served as Managing Principle for the Atlanta branch of Barron Chase, Sales Executive for Morgan Stanley, and started, purchased, and consulted in several business ventures.

Kenny Bernard

Kenneth R. Bernard has been an attorney since 1989. Ken received a bachelor's degree from the University of Georgia in 1982, and a law degree from the University of Georgia School of Law in 1989. Ken is also a Graduate of the U.S. Marine Corps Officer Candidate School (1987), U.S. Marine Corps Basic Infantry School (1989), and U.S. Naval Justice School (1990). Ken is admitted to practice law in all state and federal courts in Georgia.

Ken is involved in many civic organizations; Including, Board Member-Georgia Regional Transportation Authority, Member - Governor's Development Council, and Past Chairman - Marine Corps Association of Georgia Lawyers.

Ken is married to Carolyn Poole Bernard. They live in Douglasville, Georgia with their one son and two daughters.

Ray Fountain

Ray Fountain is a native of North Carolina. He joined Delta Air Lines in 1976 as a Customer Service Agent and has held various positions within the Company including Automation Sales Representative, Marketing Representative, District Sales Manager- Tulsa, District Sales Manager-Austin, and District Sales Manager-Houston.In June of 1996, he was promoted to System Manager, Sales Service and Support. Ray's most promotion in February of 1998 was to District Director, Sales-Atlanta. Effective July 1, 2005, Ray retired from Delta following 29 years of service. He resides in Marietta, Georgia with his wife and daughter.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Directors are elected for a one-year term to hold office until the next annual meeting of stockholders or until removed from office in accordance with the Company's by-laws. Officers of the Company are appointed by the Company's board of directors and hold office until removed by the Company's board of directors. There is no family relationship between or among any of our Directors and Executive Officers.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

We do not have an Audit Committee. The Board has not adopted a formal policy. We are currently, however, in the process of developing such policies and procedures. We believe this practice is adequate based on the size of the Company.

We do not have a Compensation Committee. The Board has not adopted a formal policy with regard to determining compensation of our executive officers. We are currently, however, in the process of developing such policies and procedures. At this time, the executive officer compensation is reviewed and determined by our Board. We believe this practice is adequate based on the size of the Company.

We do not have a Nominating Committee. The Board has not adopted a formal policy with regard to the process to be used for identifying and evaluating nominees for director. We are currently, however, in the process of developing such policies and procedures. At this time, the consideration of candidates nominated by directors is at the Board's discretion. We believe this practice is adequate based on the size of the Company and current Board member qualifications.

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Robert Cason, at our executive offices, 160 Manchester Lane, Suite G, Villa Rica, Georgia, 30180. While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Mr. Cason collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Cason will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Cason will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

The Bylaws of the Company provide that nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the following notice procedures, as set forth in the Bylaws:

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Set forth below is information relating to the beneficial ownership of our common stock as of March 31, 2005, by each person known by us to beneficially own more than 5% of our outstanding shares of common stock of each class, each of our directors and our Named Executive Officers, and all of our directors and executive officers as a group.

      Each stockholder's percentage ownership in the following table is based on 13,525,000 shares of common stock outstanding as of, March 31, 2005, as adjusted to reflect the conversion of all outstanding shares of our convertible participating preferred stock upon the closing of this offering and treating as outstanding all options held by that stockholder and exercisable within 60 days of March 31, 2005. As of March 31, 2005, there were 4 holders of our common stock.

      Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

                                 Shares Beneficially                         Shares Beneficially Owned
                                     Owned Prior                             After the Offering if All
                                   to this Offering                               Shares are Sold
                               -----------------------                       --------------------------
                                                         Shares Being Sold
Name of Beneficial Owner         Number     Percentage    in the Offering    Number        Percentage
------------------------         ------     ----------    ---------------    ------        ----------
Robert C. Cason                10,000,000     73.94%          500,000       9,500,000        59.66%
Chan Ho Bobby Yun               3,000,000     22.18%          100,000       2,900,000        18.21%

                            DESCRIPTION OF SECURITIES

      The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, which we have included as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

      At the closing of this offering, our capital structure will consist of 100,000,000 authorized shares of common stock, par value $0.0001 and 30,000,000 shares of undesignated preferred stock, par value $0.0001. Immediately following the completion of this offering, an aggregate of 15,925,000 shares of common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding.

Common Stock

      The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. The holders of our common stock are entitled to dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future.

      Our amended and restated certificate of incorporation does not provide for cumulative voting in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock will have any preemptive right to subscribe for any shares of capital stock issued in the future.

      Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are, and the shares offered by us in this offering will be, fully paid and non-assessable.

Preferred Stock

      As of the closing of this offering, no shares of our preferred stock will be outstanding. Under our amended and restated certificate of incorporation, our board of directors, without any further action by our stockholders, is authorized to issue shares of preferred stock in one or more classes or series. The board may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company. We currently have no plans to issue any shares of preferred stock.

Registration Rights

      We are not subject to any registration rights.

Listing

      We plan to apply to have our common stock included for quotation on the Over-the-Counter Bulletin Board under the symbol "TOPS."

Transfer Agent And Registrar

      The transfer agent and registrar for our common stock is:

      American Heritage Stock Transfer Inc.
      80 Tiverton Court - Suite 205
      Markham, Ontario L3R 0^4
      Phone:   (416) 907-3118
      Fax:     (905) 420-2221

                         SHARES ELIGIBLE FOR FUTURE SALE

      Prior to this offering, there has been no public market for our common stock, and we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

      Upon completion of this offering, we will have 15,925,000 shares of common stock outstanding. The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of March 31, 2005.

      Of the outstanding shares, the 2,400,000 shares sold in this offering will be freely tradable without restriction under the Securities Act, except that any shares held by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act, may only be sold in compliance with the limitations described below. The remaining shares of common stock held by our affiliates will be deemed "restricted securities" as defined under Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for a resale under Rules 144, 144(k) or 701 promulgated under the Securities Act, which rules are summarized below.

Rule 144

      In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell those shares. Persons who have owned shares of our common stock for at least one year would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

      o     1% of the number of shares of common stock then outstanding; or

      o the average weekly trading volume of the common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Rule 144(k)

      Under Rules 144(k), a person who is not deemed to have been one of our "affiliates" at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, generally including the holding period of any prior owner other than an "affiliate," is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

Rule 701

      In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering is entitled to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, without having to comply with certain restrictions, including the holding period, contained in Rule 144.

      The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, along with the shares acquired upon exercise of those options, including exercises after the date of this prospectus. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above, beginning 90 days after the date of this prospectus, may be sold by persons other than "affiliates," as defined in Rule 144, subject only to the manner of sale provisions of Rule 144. Securities issued in reliance on Rule 701 may be sold by "affiliates" under Rule 144 without compliance with its one year minimum holding period requirement.

                            INTEREST OF NAMED EXPERTS

      The financial statements incorporated by reference to this prospectus have been audited by KBL, LLP - Certified Public Accountants and Advisors, 67 Wall Street - 22nd Floor, New York, NY 10005, which are independent certified public accountants, to the extent and for the periods set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      The legality of the shares offered under this registration statement is being passed upon by Virginia K. Sourlis, Esq., Red Bank, New Jersey. Virginia
K. Sourlis, Esq., received 75,000 shares of stock of Trust One, our legal counsel, in connection with the offering.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      Pursuant to provisions set forth in our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged to be liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Georgia.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or control persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be bound and governed by the final adjudication of such issue.

      Certain selling stockholders have agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, including any untrue statement of a material fact contained in this prospectus or an omission to state any material fact necessary to make the statements in this prospectus not misleading.

                                  OUR BUSINESS

Overview

Industry Overview

      The payment processing industry provides merchants with credit, debit, gift and loyalty card and other payment processing services, along with related information services. The industry has grown rapidly in recent years as a result of wider merchant acceptance, increased same store sales, increased consumer use of bank cards and advances in payment processing and telecommunications technology. According to The Nilson Report, total expenditures for bank card transactions by U.S. consumers was $1.8 trillion in 2002, or 32% of all consumer payments, and is expected to grow to $3.1 trillion by 2007, or 42% of all consumer payments. From 1990 to 2002, the compound annual growth rate of card payments was 13%, but this rate is expected to slow modestly to 11.5% for 2002 to 2007. The proliferation of bank cards has made the acceptance of bank card payments a virtual necessity for many businesses, regardless of size, in order to remain competitive. This use of bank cards, enhanced technology initiatives, efficiencies derived from economies of scale and the availability of more sophisticated products and services to all market segments has led to a highly competitive and specialized industry.

      We believe that the card-based payment processing industry will continue to benefit from the following trends:

Growth in Bank Card Transactions

      The proliferation in the uses and types of bank cards, rapid technological advances in payment processing and financial incentives offered by issuers have contributed greatly to wider merchant acceptance and increased consumer use of such cards. Sources of increased bank card payment volume include:

      o     continued displacement of cash and checks at the point of sale;

      o     increased same store sales;

      o increasing consumer acceptance of alternative forms of electronic payments; and

      o increasing acceptance of electronic payments by merchants who previously did not do so, such as government agencies and businesses that provide goods and services to other businesses.

Increased Bank Card Acceptance by Small Businesses

      Small businesses are a vital component of the U.S. economy and are expected to contribute to the increased use of bank cards. The lower costs associated with bank card payment methods, as opposed to checks, are making payment processing services more affordable to a larger segment of the small business market. In addition, we believe these businesses are experiencing increased pressure to accept bank card payments in order to remain competitive and to meet consumer expectations. As a result, many of these small businesses are seeking to provide customers with the alternative to pay for merchandise and services using bank cards, including those in industries that have historically accepted only cash and checks.

Technology

      At present, many large payment processors provide customer service and applications via legacy systems that are difficult and costly to alter or otherwise customize. In contrast to these systems, recent advances in scalable and networked computer systems, such as distributed application architecture and relational database management systems, provide payment processors with the opportunity to deploy less costly technology that has improved flexibility and responsiveness. In addition, the use of fiber optic cables and advanced switching technology in telecommunications networks and competition among long-distance carriers further enhance the ability of payment processors to provide faster and more reliable service at lower per-transaction costs than previously possible.

      Advances in PC and POS terminal technology, including integrated cash registers and networked systems, have increasingly allowed access to a greater array of sophisticated services at the point of sale and have contributed to the demand for such services. These trends have created the opportunity for payment processors to leverage technologies by developing business management and other software application products and services.

Segmentation of Merchants and Service Providers

      The payment processing industry is dominated by a small number of large, fully-integrated payment processors that handle the processing needs of the nation's largest merchants. Large national merchants (i.e., those with multiple locations and high volumes of bank card transactions) typically demand and receive the full range of payment processing services at low per-transaction costs.

      Payment processing services are generally sold to the small- and medium-sized merchant market segment through banks and ISOs that generally procure most of the payment processing services they offer from large payment processors. It is difficult, however, for banks and ISOs to customize payment processing services for the small- and medium-sized merchant on a cost-effective basis or to provide sophisticated value-added services. Accordingly, services to the small- and medium-sized merchant market segment historically have been characterized by basic payment processing without the availability of the more customized and sophisticated processing, information-based services or customer service that is offered to large merchants. The growth in bank card transactions and the transition from paper-based to electronic payment processing have, however, caused small- and medium-sized merchants increasingly to value sophisticated payment processing and information services similar to those provided to large merchants.

TOPS Industry Comparison

      Trust One Payment Services is a provider of card-based payment processing services to small to medium sized business merchants primarily located across the Southeast United States. The Company's payment processing services enable merchants to process both traditional card-present (swipe) transactions, as well as card-not-present transactions. A traditional card-present transaction occurs when a cardholder physically presents a credit or debit card to a merchant at the point of sale (POS). A card-not-present transaction occurs when the customer does not physically present a payment card at the POS and may occur over the Internet, mail, fax or telephone.

                             DESCRIPTION OF BUSINESS

Management

      We have a strong senior management team, each with at least 12 years of financial services and payment processing experience. Our Chief Executive Officer, Robert C. Cason, a graduate of the University of Georgia, has 14 years of experience in the banking and card transaction business. In 1999, Robert C. Cason started an Independent Sales Organization with National Bank of Commerce. In 2000 he incorporated the company which is now Trust One Payment Services. Mr. Cason's goal is to offer innovative card processing solutions to merchants nationwide while maintaining competitive discount rates.

      Our Executive Vice President, Mr. Bobby Yun, has 12 years experience in the finance industry. He has served as Managing Principle for the Atlanta branch of Barron Chase, Sales Executive for Morgan Stanley, and started, purchased, and consulted in several business ventures. In addition, TOPS will be recruiting additional management team members with monies raised in the IPO. Several candidates have already been approached due to their unique skills and their essential value to the organization. Robert Cason has taken on the task of assembling a top tier management team to lead TOPS towards accomplishing his aggressive vision for this organization. He has already begun talks with an individual to take on the role of the Chief Financial Officer (CFO). Negotiations are actively going forward with a candidate to take on the responsibilities of the Chief Financial Officer (CFO). TOPS has already begun the work of assembling its Board of Directors. Commitments have been gained from the following: 1) the COO of a publicly traded company; 2) VP of marketing from Delta; 3) and a president of a major bank. The BOD will also include Robert Cason and Bobby Yun.

Strategy

      Trust One has been operating with a grass root marketing approach. It plans to grow by procurement of smaller independent sales organizations (ISO). This is one of the primary objectives for the monies raised through this offering. TOPS can increase the size of the company by as much as three fold in it first fiscal year with this evolution in strategy. The Company has already begun working towards this transition. It is currently negotiating with several merger candidates. It has not, however, abandoned its core marketing capabilities. TOPS will add two to three sales representatives in 2005 to expand its regional presence. This will help to ensure a growth rate of 10% to 20% without the benefits of the merger activity.

      Trust One distinguishes itself in the market through better pricing and services. The result is TOPS has experienced great success in its target markets. The Company will further differentiate its services by expanding into gift card, check verification, and offering more choices for its customers to help their cash flow dynamics. TOPS offers next day settlements; a feature not offered by other similar sized ISOs. The attractiveness of this feature provides TOPS a singular advantage in its core marketplace.

      TOPS' vision is to create a solid, expanding company through mergers and virgin account growth by expanding its sales force. TOPS has established strong relationships with many ISOs that present the opportunity for immediate merger growth. This activity could cause cash flow to potentially triple within one year. It will also facilitate the completion of the back end technology platform to attract others in the industry.

      TOPS current clients consist of independent retailers and some regional franchises. The Company plans to break into national chains as opportunities allow. The infrastructure has to be in place before it can address these options. The focus will be on specific markets where sales personnel have a significant presence as well as markets that historically have been underserved by the electronic processing industry. A diverse group of customers with low credit risk profiles will be the general goal of these efforts. TOPS will offer maximum technological versatility in the provision of electronic processing equipment of different manufacturers. This will be an attractive feature for these clients. Trust One will offer vertical market products (i.e. gift cards, check guarantee, and check transaction). It is also currently preparing for technical and service evolutions in the market such as smart cards.

      Trust One plans to significantly expand its sales team as it branches out into new geographic territories. Its virgin merchant acquisition efforts will be augmented with more aggressive telesales and internet marketing activities. The Company expects the more aggressive sales posture to substantially boost overall sales revenues. Trust One will also develop an internet sales/service initiative. Those clients comfortable with the internet will be able to capitalize on faster hardware selection, software implementation, and support services. TOPS will benefit from faster payment of service options and minimized sales/support costs. The internet has become an effective first tier sales, marketing, and support vehicle. Trust One plans to capitalize on these values to help establish its overall market presence.

      One strategy TOPS plans to implement as a significant action in containing costs is providing online enrollment/update capabilities for its clients. This technical strategy significantly reduces labor costs. It also allows the merchants to dynamically manage their POS system; tailoring them to fit individual requirements. The Company also plans a more aggressive posture in the area of software/hardware licensing. These "rental fees" are a lucrative component of the technology theatre. We will increase our business in an area where margins of 40% to 50% are common. Rights to our proprietary software/hardware is an asset this company will fully exploit. TOPS can also take advantage of the relatively high rate of customer loyalty in product and service renewals. It is common for 100% growth in renewal rates within the sector. This increase will take place in all the ISOs TOPS will merge with in the future.

Key elements of our strategy include:

Leverage Our Technology

      We intend to continue to leverage our technology to increase our operating efficiencies and provide real-time processing and account data to our merchants, Relationship Managers and customer service staff. All transactions are currently being routed to host hubs such as Global, PaymentTech, and Vital. These companies provide portals to route payments and fees to the different institutions that issue the cards. They charge substantial fees for the use of the portals. ISOs, as independents, pay the highest rates to use their services due to the inability to capitalize on volume-based discounts.

      TOPS would leverage the increasing efficiencies created by the volume of multiple ISOs. This conglomeration of ISOs would eventually gain the pricing power of multi-million dollar companies. The movement of all transactions through a singular system would provide a better pricing structure for all companies that become part of the TOPS group.

Enhance Merchant Retention

      By providing our merchants with a consistently high level of service and support, we strive to build merchant retention and limit merchant attrition. While increased bank card use helps maintain our stable and recurring revenue base, we recognize that our ability to maintain strong merchant relationships is key to our continued growth. We believe that our practice of fully disclosing our pricing policies to our merchants creates goodwill.

Expansion through sales force and procurement of ISO's

      Trust One plans to significantly expand its sales team as it branches out into new geographic territories. Its virgin merchant acquisition efforts will be augmented with more aggressive telesales and internet marketing activities. The Company expects the more aggressive sales posture to substantially boost overall sales revenues

      Although we intend to continue to grow organically through the efforts of our sales force, we may also expand our merchant base or gain access to other target markets by acquiring complementary businesses, products or technologies, including other providers of payment processing services and, possibly, portfolios of merchant accounts.

Ultimately become the target of acquisitions.

      TOPS plans to grow company revenues in excess of $100 million to be: 1) attractive to bigger retail companies as a service provider; 2) eventually be the target of an acquisition. This should be attainable in the next five to seven years. The current market condition makes TOPS attractive for a buy out at this level. At $100 million in revenue the company can drop about $400,000 to $6 million to the bottom line to share holders to keep the stock liquid.

Marketing

      TOPS has initiated the development of a strategy with the aid of a marketing executive from Delta to: 1) have him join The Company's board of directors; 2) establish a new, aggressive multi-phased marketing campaign. Trust One will begin approaching larger, regional merchants to accelerate its growth rate. Its current marketing strategy relies heavily on word of mouth. A smart, more aggressive marketing campaign will power revenue growth in virgin merchant acquisitions to a pace of 15-20%.A primary focus of the new campaign will be addressing the needs of external ISOs. TOPS will be positioned as a sound partner for these organizations. Trust One provides attractive options on a wide array of factors such as better pricing alternatives, merchant-focused processing services, and a state-of-the-art technical platform. It will be able to demonstrate a strong capability to exceed the service requirements of its business partners.

      We focus our marketing efforts on industries in which we believe our direct sales model is most effective and on merchants with certain key attributes. These attributes include owners that are typically on location, interact with customers, value a local sales presence, and who often consult with trade associations and other civic groups to make purchasing decisions. We also determine which additional markets to enter into based on the following criteria:

      o     average potential customer revenue;

      o     number of locations to be serviced;

      o     underwriting risk; and

      o     required technological upgrades.

Competition

      The payment processing industry is highly competitive. We compete with other providers of payment processing services on the basis of the following factors:

      o     quality of service;

      o     reliability of service;

      o     ability to evaluate, undertake and manage risk;

      o     speed in approving merchant applications; and

      o     price.

      We compete with both small and large companies in providing payment processing and related services to a wide range of merchants. Our competitors sell their services either through a direct sales force, generally concentrating on larger accounts, through independent sales organizations or banks, generally concentrating on smaller accounts, or through telemarketers.

      There are a number of large payment processors, including First Data Merchant Services Corporation, National Processing, Inc., Global Payments, Inc. and NOVA Information Systems, Inc., a subsidiary of U.S. Bancorp, that serve a broad market spectrum from large to small merchants and provide banking, ATM and other payment-related services and systems in addition to bank card payment processing. There are also a large number of smaller payment processors that provide various services to small-and medium-sized merchants.

      Some of our competitors have substantially greater capital resources than we have and operate as subsidiaries of financial institutions or bank holding companies, which may allow them on a consolidated basis to own and conduct depository and other banking activities that we do not have the regulatory authority to own or conduct. Since they are affiliated with financial institutions or banks, these competitors do not incur the costs associated with being sponsored by a bank for registration with card associations and they can settle transactions quickly for their own merchants. We believe that our specific direct sales focus on small- and medium-size merchants, in addition to our understanding of the needs and risks associated with providing payment processing services to those merchants, gives us a competitive advantage over larger competitors, which do not have our focus, and over competitors of a similar or smaller size that may lack our experience and sales resources.

      There are many ISOs in this industry as noted above. Trust One's goal is to offer some of the most competitive pricing with exceptional service among the independent vendors. These objectives provide Trust One with a substantial competitive advantage. Trust One will acquire quality ISOs with the new funding and maintain the top management for these organizations. This "best of breed" selection will serve to keep the client base stable and happy as well as strengthen the overall management team of Trust One. The addition of a front-end payment platform will also create a technological advantage among its industry peers. Trust One will be able to offer competitive pricing while simultaneously providing a stronger suite of services. Trust One will also continue to attract the industry's top sales representatives to service our merchant base as well as partner ISOs. All of these factors will combine to make Trust One a viable option in the card processing industry.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion and analysis of our financial condition and results of operations should be read in conjunction with "Selected Historical Financial Information and Other Data" and our financial statements and the related notes included elsewhere in this prospectus.

Overview

      TOPS has been active as a business entity since 2000. Its activities concentrate in the multi-billion dollar business of payment card processing. The use of "plastic money" has become the most popular method of payment to merchants. For the first time in the history of the United States, credit and debit card processing for merchants eclipsed 50% of all payment receipts. Industry analysis indicates this trend will continue to a range of 60% to 70%. This is great news for TOPS, who will profit from every transaction that takes place on its system.

      Trust One has the opportunity to create new markets such as check verification, gift/loyalty programs, and lease of processing machines. The Company has not currently achieved these offerings due to prohibitive costs; but it believes it can penetrate the market once sufficient capital is reserved. TOPS wants to improve fund transfer and payment transaction processing business by providing a fully integrated range of transfer and processing services at a competitive prices.

      Today's fast paced retailer (brick and mortars or online) needs great pricing and service to keep up with consumer demands. Merchants must provide convenience to their customer in order to keep them. TOPS provides unique solutions to cut costs and provide better service to take care of its customers' possessing requirements. TOPS will tailor services to meet the needs of its merchants. Trust One will serve the needs of ISOs that do not want to be acquired by saving them money and providing a more robust platform for there transactions. This technology is currently being developed. Once operational, TOPS can charge external ISOs service fees to tap into its applications.

      TOPS is a low-cost, highly reliable provider of electronic payment processing services offering a wide variety of processing equipment. This will help it tailor solutions to the customer's specific needs. TOPS' vision is to create a solid, expanding company through mergers and virgin account growth by expanding its sales force. TOPS has established strong relationships with many ISOs that present the opportunity for immediate merger growth. This activity could cause cash flow to potentially triple within one year. It will also facilitate the completion of the back end technology platform to attract others in the industry.

      TOPS current clients consist of independent retailers and some regional franchises. The Company plans to break into national chains as opportunities allow. The infrastructure has to be in place before it can address these options. The focus will be on specific markets where sales personnel have a significant presence as well as markets that historically have been underserved by the electronic processing industry. A diverse group of customers with low credit risk profiles will be the general goal of these efforts.

      Trust One Payment Services will offer maximum technological versatility in the provision of electronic processing equipment of different manufacturers. This will be an attractive feature for these clients. TOPS will offer vertical market products (i.e. gift cards, check guarantee, and check transaction). It is also currently preparing for technical and service evolutions in the market such as smart cards.

Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses. Our significant accounting policies are more fully described elsewhere in this prospectus. The critical accounting policies described here are those that are most important to the depiction of our financial condition and results of operations, including those whose application requires management's most subjective judgment in making estimates about the effect of matters that are inherently uncertain.

Income Taxes

We account for income taxes pursuant to the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recorded to reflect the future tax consequences attributable to the effects of differences between the carrying amounts of existing assets and liabilities for financial reporting and for income tax purposes. Judgments are required in determining the amount and probability of future taxable income, which in turn is critical to a determination of whether a valuation reserve against the deferred tax asset or liability is appropriate. Currently we are an S Corporation. The Company, with the consent of its stockholder, elected to be an S Corporation under the provisions of the Internal Revenue Code. Instead of paying corporate income taxes, the stockholders of an S Corporation are taxed individually on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements contained herein. However, we have filed an application with the IRS to change our status from an S Corporation to a C Corporation.

RESULTS OF OPERATIONS

For the Fiscal Year Ended April 30, 2004 Compared to the Fiscal year Ended April 30, 2003

Revenues

Our net revenue increased from $294,000 to $335,671 for the fiscal years ending December 31, 2003 and 2004, respectively. Management believes Fiscal 2005 revenues might be higher.

Direct Costs

Our direct costs increased to $3,026,357 for the year ended December 31, 2004, compared to direct costs of $2,778,797 for the year ended December 31, 2003, an increase of $247,560.

Selling, general and administrative expenses

Our selling, general and administrative expenses increased to $216,672 for the year ended December 31, 2004, from $128,153 for the year ended December 31, 2003, an increase of $88,519.

FINANCIAL CONDITION

At December 31, 2004, our total assets equaled $94,548 which represents an increase of $17,584 over assets reported at our previous year end. Asset balances in all categories increased between years and our current ratio (the ratio of current assets to current liabilities) improved from 0.232 at December 31, 2003 to 0.217 at December 31, 2004.

LIQUIDITY AND CAPITAL RESOURCES

During the year ended December 31, 2004, our operations were primarily financed using cash generated from revenues. Fiscal 2004 operations provided net revenue of $335,671 generated by our payment processing services.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements during the year ended December 31, 2004.

                             DESCRIPTION OF PROPERTY

      The technology and customer service departments will be housed in mall space (about 2000 square feet) in Villa Rica, Georgia. The overhead at this location should be minimal. The cost of this space to convert, maintain, and operate will be significantly cheaper than similar options in the Atlanta area.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party during the past two years, or in any proposed transaction to which the Company proposes to be a party:

      (A)   any of our directors or executive officers;

      (B)   any nominee for election as one of our directors;

      (C) any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

      (D) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

      The Company rented its operating facilities under an operating lease that commenced October 2003 and expired in October 2004, with required minimum monthly payments of $1,000. The Company remained in these facilities until January 2005. Prior to October 2003 and after January 2005, the Company maintained its offices in premises owned and controlled by Robert Cason, the Company's President and sole stockholder. To date, the terms for use of the space after December 31, 2004 had not been agreed upon by both parties. Total rent expense was $12,000 and $3,000 respectively for 2004 and 2003.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

      Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

      Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

      o Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.

      o Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

      o Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

      o Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

      Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Considerations

      The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

      Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

      Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

      Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

      Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

      Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Holders

      As of the date of this registration statement, we had 4 shareholders of record of our common stock.

Dividends

      We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

      As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. We will voluntarily send an annual report to shareholders containing audited financial statements.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act, a registration statement on Form SB-2 relating to the common stock we are offering. This prospectus does not contain all of the information included in the registration statement and its exhibits and schedules thereto. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other document filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the commission at 1-800-SEC-0330. The commission maintains a website that contains reports, proxy information statements and other information regarding registrants that file electronically with the commission. The address of this website is http://www.sec.gov.

      We intend to furnish holders of our common stock with annual reports containing, among other information, audited financial statements certified by an independent public accounting firm. We intend to furnish other reports as we may determine or as may be required by law.

                             EXECUTIVE COMPENSATION

      The following table sets forth summary information concerning the compensation received for services rendered to us during the fiscal years ended December 31, 2004 and 2003 by our CEO.

                                                      Annual Compensation
                                                  -----------------------------
Name & Principal Position               Year      Salary ($)       Bonus ($)(1)     Restricted Stock Awards
-------------------------------------------------------------------------------------------------------------
Robert C. Cason                         2004      $ 80,000          $ 91,496                    --
CEO, President, and Director            2003      $ 66,000          $121,456                    --
-------------------------------------------------------------------------------------------------------------

(1) Dividend distribution

      The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

LONG-TERM INCENTIVE PLANS.

We currently have no Long-Term Incentive Plans.

CODE OF ETHICS

We have not yet adopted a Code of Ethics which applies to the chief executive officer, or principal financial and accounting officer or controller, or persons performing similar functions. Our management promotes honest and ethical conduct, full and fair disclosure in our reports to the SEC, and compliance with applicable governmental laws and regulations.

Board Compensation

      Members of our Board of Directors do not receive cash compensation for their services as Directors, although Directors may be reimbursed for reasonable expenses incurred in attending Board or committee meetings.

                              FINANCIAL STATEMENTS


                                  CASSIDY, INC.
                               (AN S CORPORATION)
                          AUDITED FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2004 AND 2003

                                    Contents


Independent auditors' report                                            1

Financial statements
   Balance sheets                                                     2-3

   Statements of operations                                             4

   Statements of changes in stockholders' deficit                       5
   Statement of cash flows, December 31, 2004                         6-7

Summary of significant accounting policies                            8-9

Notes to financial statements                                          10

KBL, LLP
Certified Public Accountants & Advisors

                          Independent auditors' report


To the Stockholder
Cassidy, Inc.
Villa Rica, Georgia

We have audited the accompanying balance sheets of Cassidy, Inc. (an S Corporation) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholder's deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Cassidy, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

KBL, LLP

KBL, LLP
Certified Public Accountants

June 10, 2005


-------------------------------------------------------------------------------
67 Wall Street, 22nd Floor, New York, NY 10005                     212.785.9700

                                  CASSIDY, INC.
                               (AN S CORPORATION)
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003


                                                         2004             2003
                                                       --------         --------
                                     Assets

Current assets
  Cash and cash equivalents                            $  2,283         $  3,783
  Accounts receivable                                    28,805           30,297
                                                       --------         --------

    Total current assets                                 31,088           34,080
                                                       --------         --------
Property and equipment
  Machinery and equipment                               105,369           64,829
  Furniture and fixtures                                 11,064            6,458
                                                       --------         --------

                                                        116,433           71,287
Less: accumulated depreciation                           52,973           28,403
                                                       --------         --------

Net property and equipment                               63,460           42,884
                                                       --------         --------

Other assets
  Security deposits                                       1,000            1,000
                                                       --------         --------
Total other assets                                        1,000            1,000
                                                       --------         --------

    Total assets                                       $ 95,548         $ 77,964
                                                       ========         ========

See auditors' report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

                                  CASSIDY, INC.
                               (AN S CORPORATION)
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003


                                                           2004          2003
                                                         ---------    ---------

                      Liabilities and Stockholder's Deficit

Current liabilities
  Accounts and accrued expenses payable                  $  10,365    $   1,758
  Payroll taxes payable                                     45,578       30,416
  Note payable                                              87,112      114,336
                                                         ---------    ---------

    Total current liabilities                              143,055      146,510
                                                         ---------    ---------

    Total liabilities                                      143,055      146,510
                                                         ---------    ---------


Stockholder's deficit
  Common stock (500 shares $1 par value authorized,
    0 shares issued and outstanding respectively)               --           --
  Additional paid-in capital                                   500          500
  Accumulated deficit                                      (48,007)     (69,046)
                                                         ---------    ---------

      Total stockholder's deficit                          (47,507)     (68,546)
                                                         ---------    ---------

      Total liabilities and stockholder's deficit        $  95,548    $  77,964
                                                         =========    =========

See auditors' report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

                                  CASSIDY, INC.
                               (AN S CORPORATION)
                            STATEMENTS OF OPERATIONS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2004 AND 2003


                                                        2004             2003
                                                     ----------       ----------

Gross billings                                       $3,362,028       $3,072,797
Direct costs                                          3,026,357        2,778,797
                                                     ----------       ----------

Net revenue                                             335,671          294,000
                                                     ----------       ----------

Operating expenses
  Salaries and other compensation                       104,600           66,000
  Payroll taxes                                           8,644            5,335
  Depreciation                                           24,571           14,306
  Rent                                                   12,000            3,000
  Dues and subscriptions                                 10,324              136
  Employee benefits                                       9,000            9,800
  Telephone                                               8,804            6,582
  Office expenses                                         7,156            4,543
  Repairs and maintenance                                 7,071            4,769
  Travel and entertainment                                6,961            5,713
  Advertising                                             3,412              699
  Internet expenses                                       2,590              280
  Insurance                                               2,507            1,642
  Postage and delivery                                    2,394            1,936
  Bank charges                                            2,111              381
  Gifts                                                   1,985            1,240
  Miscellaneous                                           1,717              693
  Legal and professional fees                               825            1,098
                                                     ----------       ----------

Total operating expenses                                216,672          128,153
                                                     ----------       ----------

Income from operations                                  118,999          165,847
                                                     ----------       ----------

Other expense
  Interest expense                                        6,464            3,630
                                                     ----------       ----------

Total other expense                                       6,464            3,630
                                                     ----------       ----------

Net income                                           $  112,535       $  162,217
                                                     ==========       ==========

See auditors' report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

                                  CASSIDY, INC.
                               (AN S CORPORATION)
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2004 AND 2003


                                                            Common    Accumulated
                                               Stock        Deficit       Total
                                            -----------  -----------  -----------

Balance, beginning of year                  $       500  $  (109,807) $  (109,307)
Stockholder dividend distributions                          (121,456)    (121,456)
Net income                                                   162,217      162,217
                                            -----------  -----------  -----------

Balance, December 31, 2003                          500      (69,046)     (68,546)
Stockholder dividend distributions                           (91,496)     (91,496)
Net income                                                   112,535      112,535
                                            -----------  -----------  -----------

Balance, December 31, 2004                  $       500  $   (48,007) $   (47,507)
                                            ===========  ===========  ===========

See auditors' report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

                                  CASSIDY, INC.
                               (AN S CORPORATION)
                             STATEMENT OF CASH FLOWS
                               FOR THE YEAR ENDED
                                DECEMBER 31, 2004


Cash flows from operating activities
  Net income                                                          $ 112,535
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation                                                       24,571
  Changes in operating assets and liabilities:
Decrease in accounts receivable                                           1,492
  Increase in accounts and accrued expenses payable                       8,607
  Increase in payroll taxes payable                                      15,162
                                                                      ---------
Net cash provided by operating activities                               162,367
                                                                      ---------

Cash flows from investing activities
  Purchases of machinery and equipment                                  (40,540)
  Purchases of furniture and fixtures                                    (4,607)
                                                                      ---------

Net cash used in investing activities                                   (45,147)
                                                                      ---------

Cash flows from financing activities
  Principal payments on note payable                                    (27,224)
  Stockholder dividend distributions                                    (91,496)
                                                                      ---------

Net cash used in financing activities                                  (118,720)
                                                                      ---------

Decrease in cash and cash equivalents                                    (1,500)
Cash and cash equivalents, beginning of year                              3,783
                                                                      ---------

Cash and cash equivalents, end of year                                $   2,283
                                                                      =========


Supplementary disclosures of cash flow information
  Cash paid during the year for:
    Interest expense                                                  $   6,576

See auditors' report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

                                  CASSIDY, INC.
                               (AN S CORPORATION)
                             STATEMENT OF CASH FLOWS
                               FOR THE YEAR ENDED
                                DECEMBER 31, 2003


Cash flows from operating activities
  Net income                                                          $ 162,217
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation                                                       14,306
  Changes in operating assets and liabilities:
Increase in accounts receivable                                         (18,018)
  Increase in security deposits                                          (1,000)
  Decrease in accounts and accrued expenses payable                      (2,791)
  Increase in payroll taxes payable                                       8,064
                                                                      ---------
Net cash provided by operating activities                               162,778
                                                                      ---------

Cash flows from investing activities
  Purchases of machinery and equipment                                  (39,343)
  Purchases of furniture and fixtures                                    (6,458)
                                                                      ---------

Net cash used in investing activities                                   (45,801)
                                                                      ---------
Cash flows from financing activities
  Repayment of officer's loans                                         (107,155)
  Proceeds from note payable                                            125,000
  Principal payments on note payable                                    (10,664)
  Stockholder dividend distributions                                   (121,456)
                                                                      ---------

Net cash used in financing activities                                  (114,275)
                                                                      ---------

Increase in cash and cash equivalents                                     2,702
Cash and cash equivalents, beginning of year                              1,081
                                                                      ---------

Cash and cash equivalents, end of year                                $   3,783
                                                                      ---------


Supplementary disclosures of cash flow information
  Cash paid during the year for:
    Interest expense                                                  $   3,630

See auditors' report, the summary of significant accounting policies, and the accompanying notes to the financial statements. 7

                                  CASSIDY, INC.
                               (AN S CORPORATION)
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Organization

Cassidy, Inc. (the "Company") was incorporated in the State of Georgia in April of 2000. The Company provides credit card processing services and ATM programs to merchants nationwide. The Company has access to most major processors and provides electronic authorizations with data capture of all major credit cards.

Cash equivalents

The Company considers certificates of deposit and other highly liquid investments purchased with maturities of ninety days or less to be cash equivalents.

Accounting basis

The Company uses the accrual basis of accounting for financial statement reporting. Accordingly, revenues are recognized when services are rendered and expenses are realized when the obligation is incurred. For tax purposes, the Company uses the cash basis.

Gross billings represent the total amount of processing fees incurred by consumers. Direct costs represent fees and other charges directly associated with these billings.

Property and equipment

Property and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the following useful lives:

                                                                     Estimated
Description                                                         Useful Life
--------------------------------------------------------------------------------
Machinery and equipment                                                        3
Furniture and fixtures                                                         7

Income taxes

The Company, with the consent of its stockholder, has elected to be an S Corporation under the provisions of the Internal Revenue Code. Instead of paying corporate income taxes, the stockholders of an S Corporation are taxed individually on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

See auditors' report and the accompanying notes to the financial statements.

                                  CASSIDY, INC.
                               (AN S CORPORATION)
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.


See auditors' report, and the accompanying notes to the financial statements.

                                  CASSIDY, INC.
                               (AN S CORPORATION)
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 1 - NOTE PAYABLE

The Company has a $125,000 note payable with the National Bank of Commerce (now known as Sun Trust Bank). The note matures on July 2008 and calls for monthly payments of $2,435 which includes interest at 6.25%. The note is secured by all of the Company's merchant accounts. At December 31, 2004 and 2003, $87,112 and $114,336, respectively, was outstanding. Interest expense incurred was $6,464 and $3,630 respectively for the years ended December 31, 2004 and 2003.

Future minimum payments of principal are as follows:

December 31, 2005                                                     $  22,611
             2006                                                        25,613
             2007                                                        27,260
             2008                                                        11,628

NOTE 2 - OPERATING LEASE

The Company rented its operating facilities under an operating lease that commenced October 2003 and expired in October 2004, with required minimum monthly payments of $1,000. The Company remained in these facilities until January 2005. Prior to October 2003 and after January 2005, the Company maintained its offices in premises owned and controlled by Robert Cason, the Company's President and sole stockholder. As of the date of this report, the terms for use of the space after December 31, 2004 had not been agreed upon by both parties. Total rent expense was $12,000 and $3,000 respectively for 2004 and 2003.

NOTE 3 - RELATED PARTY TRANSACTIONS

Prior to October 2003 and after January 2005 the Company maintained its office in premises owned and controlled by Robert Cason, the Company's President and sole stockholder. As of the date of this report, the terms for use of the space after December 31, 2004 had not been agreed upon by both parties.

Compensation paid to Robert Cason, the Company's President and sole stockholder, was $80,000 and $66,000 respectively for the years ended December 31, 2004 and 2003. In addition he received $91,496 and $121,456 respectively in dividend distributions for the years ended December 31, 2004 and 2003.

NOTE 4 - SUBSEQUENT EVENTS

In May 2005, with the approval of the Secretary of State, the Company changed its name to Trust One Payment Services, Inc., and increased its authorized shares of common stock to 100,000,000 at a par value of $.0001. In addition, the Company was approved to authorize 30,000,000 shares of $.0001 par value preferred stock. The Company then issued 13,525,000 shares of common stock, of which 10,000,000 shares went to Robert Cason, the Company's President and previous sole stockholder.

See auditors' report and the summary of significant accounting policies.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

None.

================================================================================
Prospective investors may rely only on the information contained in this prospectus. TRUST ONE PAYMENT SERVICES, INC. has not authorized anyone to provide prospective investors with information different form that contained in this prospectus. The information in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.







================================================================================

================================================================================

                        TRUST ONE PAYMENT SERVICES, INC.







                                2,400,000 Shares
                                       of
                                  Common Stock



                                -----------------
                                   PROSPECTUS
                                -----------------




                                ___________, 2005


================================================================================

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

      Pursuant to provisions set forth in our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged to be liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Georgia.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or control persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be bound and governed by the final adjudication of such issue.

      Certain selling stockholders have agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, including any untrue statement of a material fact contained in this prospectus or an omission to state any material fact necessary to make the statements in this prospectus not misleading.

Other Expenses of Issuance and Distribution


SEC registration fee                             $  1,593
Accounting fees and expenses                     $ 15,500
Legal fees and expenses                          $144,000
Printing and engraving expenses                  $    500
Blue Sky fees and expenses                              $
Transfer agent's and registrar's fees            $  2,500
Miscellaneous expenses                           $

TOTAL                                            $
                                                 ========

      Except for the SEC registration fee, all of the foregoing fees and expenses have been estimated.

Recent Sales of Unregistered Securities

      In the three years preceding the filing of this registration statement, we issued the securities described below that were not registered under the Securities Act.

      (1) 450,000 shares were issued to GFS investments for business development services.

      (2)   9,999,500 shares were issued to Robert Cason for services rendered

      (3)   3,000,000 shares were issued to Chan Yun for services rendered.

Our shares were issued in reliance upon Section 4(2) of the 1933 Act in view of the following:

      o None of these issuances involved underwriters, underwriting discounts or commissions.

      o Restrictive legends were and will be placed on all certificates issued as described above.

      o The distribution did not involve general solicitation or advertising.

      o The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In addition to representations given to us by the above-referenced investors, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

Furthermore, all of the above-referenced persons were provided the opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Exhibits

      See the "Exhibit Index" immediately following the signature page to this Registration Statement.

Undertakings

      The undersigned small business issuer hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) include any prospectus required by Section 10(a)(3) of the Act;

      (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information or the registration statement; and

      (iii) include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act of 1933, as amended (the "Act"), to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Villa Rica, State of Georgie, on August 17, 2005.

                                              TRUST ONE PAYMENT SERVICES, INC.



                                              By: /s/ Robert C. Cason
                                                  ------------------------------
                                                  Robert C. Cason
                                                  Chief Executive Officer,
                                                  President and Director

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert C. Cason, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


       August 17, 2005                     /s/ Robert C. Cason
                                           ------------------------------
                                           Robert C. Cason
                                           Chief Executive Officer,
                                           President, and Director
                                           (Principal executive officer)

       August 17, 2005                     /s/ Chan Ho Yun
                                           ------------------------------
                                           Chan Ho Yun
                                           Executive Vice President and
                                           Director

       August 17, 2005                     /s/ Kenny Bernard
                                           ------------------------------
                                           Kenny Bernard
                                           Director and General Counsel

       August 17, 2005                     /s/ Ray Fountain
                                           ------------------------------
                                           Ray Fountain
                                           Secretary and Treasure

                        TRUST ONE PAYMENT SERVICES, INC.
                                Exhibit Index for
                       Registration Statement on Form SB-2


Exhibit
Number                                 Description
------                                 -----------
3.1*     Certificate of Incorporation, and Amendments thereto - State of Georgia
3.2*     By-Laws of the Company
4.1*     Specimen certificate representing our common stock
5.1*     Opinion of Counsel
10.1*    Corporate Office Lease
23.1*    Consent of Virginia K. Sourlis, Esq.
23.2*    Consent of KBL, LLC
99.1*    Subscription Agreement

* To be filed by amendment

      (1) Incorporated by reference to Exhibit 5.1.